UNISYS CORPORATION
                  DEFERRED COMPENSATION PLAN
      (as amended and restated effective September 22, 2000)


                        ARTICLE I
                    PURPOSE & AUTHORITY


          1.1 PURPOSE. The purpose of the Plan is to offer Eligible Executives the opportunity to defer receipt of a portion of their compensation from the Corporation, under terms advantageous to both the Eligible Executive and the Corporation.

          1.2 EFFECTIVE DATE. The Board originally approved the Officers' Plan on January 29, 1982. The Plan has been amended and restated from time to time since its original adoption and, except to the extent specifically provided otherwise, this amended and restated version of the Plan is effective with respect to all amounts credited to a Participant's Account as of September 22, 2000 or any date thereafter.

          1.3 AUTHORITY. Any decision made or action taken by the Corporation and any of its officers or employees involved in the administration of this Plan, or any member of the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of all and each of them, as the case may be, and will be conclusive and binding on all parties. No member of the Board and no employee of the Corporation shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving the member's or employee's bad faith, for anything done or omitted to be done by himself or herself.


                          ARTICLE II
                          DEFINITIONS

          2.1 "Account" means, for any Participant, each memorandum account established for the Participant under Section 5.1.

          2.2 "Account Balance" means, for any Participant as of any date and with respect to any Account, the aggregate amount reflected in that Account.

          2.3 "Annual Incentive Pay" means, for any individual, the amount payable, if any, to such individual under the Unisys Executive Variable Compensation Plan (or under any successor annual incentive plan of the Corporation) or under any other similar annual incentive plan of the Corporation approved by the Vice President, Human Resources.

          2.4 "Beneficiary" means the person or persons designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant or, in the absence of such designation or in the event that such designated person or persons predeceases the Participant, the Participant's estate.

          2.5   "Board" means the Board of Directors of the Corporation.

          2.6   "Committee" means the Corporate Governance and
Compensation Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan.

          2.7   "Corporation" means Unisys Corporation.

          2.8 "Corporation Contributions" means discretionary contributions that are made by the Corporation at any time based on individual or corporate performance or such other criteria as is deemed appropriate by the Corporation.

          2.9 "Corporation Contributions Account" means that portion of a Participant's Account to which any Corporation Contributions made under the Plan for him or her are credited.

          2.10 "Deferral Election" means an election by an Eligible Executive to defer a portion of his or her compensation from the Corporation under the Plan, as described in Section 3.1.

          2.11 "Directors' Plan" means the Deferred Compensation Plan for Directors of Unisys Corporation.

          2.12 "Eligible Executive" means, for any calendar year, an employee (a) whose base salary from the Corporation equals or exceeds 70 percent (70%) of the maximum amount of compensation that is permitted to be taken into account under Section 401(a)(17) of the Internal Revenue Code and who is eligible to receive Annual Incentive Pay or sales commissions, (b) whose base salary from the Corporation equals or exceeds the maximum amount of compensation that is permitted to be taken into account under Section 401(a)(17) of the Internal Revenue Code, or
(c) who satisfies any other eligibility criteria established by the Committee.

          2.13 "Fair Market Value" means, on any date, the sales price of a share of Unisys Common Stock as of the official close of the New York Stock Exchange at 4:00 p.m. US Eastern Standard Time. .

          2.14 "Investment Measurement Option" means any of the hypothetical investment alternatives available for determining the additional amounts to be credited to a Participant's Account under
Section 5.2. Effective January 1, 1997, the Investment Measurement Options available are all of the investment options available to eligible participants under the USP. Performance Unit Compensation deferred under the Plan will be held as Stock Units.

          2.15 "Officers' Plan" means the Deferred Compensation Plan for Officers of Unisys Corporation, the predecessor of this Plan.

          2.16 "Option for Stock Units" means an option, created pursuant to a Participant's election in accordance with Section 3.2, that, if exercised by the Participant, will result in the crediting of Stock Units to the Participant's Account.

          2.17 "Participant" means an Eligible Executive or former Eligible Executive who has made a Deferral Election and who has not received a distribution of his or her entire Account Balance.

          2.18 "Performance Unit Compensation" means any amount payable to an Eligible Executive as a result of the Eligible Executive's vesting in a Performance Unit award (including, but not limited to, share unit and restricted share unit awards) made under the terms of the 1990 Unisys Long-Term Incentive Plan, or any successor equity-based incentive compensation plan.

          2.19  "Plan" means the Unisys Corporation Deferred
Compensation Plan, as set forth herein and as amended from time to time.

          2.20 "Revised Election" means an election made by a Participant, in accordance with Section 6.2, to change the date as of which payment of his or her Account Balance is to commence and/or the form in which such payment is to be made.

          2.21 "Stock Units" means Unisys common stock-equivalent units. Each Stock Unit represents the equivalent of one share of Unisys common stock; therefore, the value of a Stock Unit on any given date is the Fair Market Value of a share of Unisys Common Stock on that date.

          2.22  "USP" means the Unisys Savings Plan.

          2.23 "Valuation Date" means any business day as of which the interest of a Participant in each of the Participant's Accounts is valued.

                               ARTICLE III
                         DEFERRAL OF COMPENSATION

          3.1   DEFERRAL ELECTION.

            (a) During any calendar year, each individual who is an Eligible Executive for such calendar year may, by properly completing and filing a Deferral Election in the form and manner prescribed by the Committee (including properly completing a life insurance application if required by the Committee), elect to defer:

                  (1) all or a portion of his or her salary that, absent deferral under this Plan but giving effect to any deferral or salary deduction election under any other plan maintained by the Corporation (other than the USP), would be paid to him or her for services rendered during the remainder of the current calendar year and/or the next following calendar year; and/or

                  (2) up to seventy-five percent (75%) of his or her sales commissions that, absent deferral under this Plan but giving effect to any deferral or salary deduction election under any other plan maintained by the Corporation (other than the USP), would be paid to him or her during the remainder of the current calendar year and/or the next following calendar year; and

                  (3) all or a portion of his or her Annual Incentive Pay that, absent deferral under this Plan, but giving effect to any deferral or salary deduction election under any other plan maintained by the Corporation (other than the USP), would be paid to him/her in the next following calendar year.

            (b) To be effective, a Deferral Election with respect to salary, sales commissions and/or Annual Incentive Pay must be filed by the date specified by the Committee, or if no date is specified, by October 31 of the calendar year immediately preceding the calendar year in which the amounts to be deferred, absent deferral, would be paid to the Eligible Executive. Notwithstanding the foregoing, an Eligible Executive may make a Deferral Election with respect to salary and/or sales commissions by filing a Deferral Election on or before the date that is at least three months and one day before the date on which the amounts to be deferred, absent deferral, would be paid to the Eligible Executive, provided, however, that an individual who becomes an Eligible Executive after the effective date of the Plan (as set forth in Section 1.2) may make and file a Deferral Election on or before the date that is 30 days after the date on which he or she becomes an Eligible Executive with respect to salary and/or sales commissions that, absent deferral, would be paid to him or her during the remainder of the calendar year in which he or she becomes an Eligible Executive, with such Deferral Election becoming effective as soon as administratively practicable.

            (c)   In addition to the Deferral Elections described in
Section 3.1(a), an Eligible Executive may make a Deferral Election with respect to Performance Unit Compensation that, absent deferral, would be paid to the Eligible Executive. To be effective, a Deferral Election with respect to Performance Unit Compensation must be made in writing by the Eligible Executive on or before the date that is 12 months and one day before the date on which the amounts to be deferred, absent deferral, would be paid to the Executive.

            (d) Once made, a Deferral Election shall become effective upon approval by the Corporate Executive Compensation Department and is thereafter irrevocable, except to the extent otherwise provided in
Section 6.2. A Deferral Election will be deemed to have been approved by the Corporate Executive Compensation Department if it is not disapproved by the Corporate Executive Compensation Department within ten days of the date on which it is received.

            (e) An Eligible Executive's Deferral Election must specify either a percentage or a certain dollar amount of his or her salary, sales commissions, and/or Annual Incentive Pay, and/or a percentage of his or her Performance Unit Compensation, to be deferred under the Plan. In addition, the Deferral Election must specify the portion of the year, if less than the full year, to which the Deferral Election is to apply. Finally, the Deferral Election must specify the date on which payment of the Eligible Executive's Account Balance is to commence and the manner in which such payment is to be made.

                  (1) The Eligible Executive must specify the date as of which payment of his or her Account Balance is to commence and may specify that such payment is to commence as of:

                       (A) his or her termination of active employment (including as a result of retirement, onset of long term disability or other reason for termination) with the Corporation; or

                       (B) a specific date (which may be determined by reference to the Eligible Executive's termination of employment by retirement or otherwise) that is at least two years after the end of the calendar year containing the date on which the amounts to be deferred, absent deferral, would be paid to the Eligible Executive.

                  (2) The Eligible Executive must specify the manner in which payment of his or her Account Balance is to be made and may specify that such payment is to be made either in a single sum or in annual installments. If the Eligible Executive is still employed when such distributions commence, then annual installments may not be for a period shorter than 2 years nor longer than 5 years.

                  (3) Notwithstanding the foregoing, an Eligible Executive may not elect a time of benefit commencement and/or a form of payment to the extent that such an election would cause any payments to be made after the March 31 first following the date that is 20 years after the date of the Eligible Executive's termination of employment (by retirement or otherwise).

            (f) Deferrals of an Eligible Executive's salary shall be credited to the Plan ratably throughout the year (or, where applicable, the portion of the year) to which the Deferral Election applies. Deferrals of an Eligible Executive's Annual Incentive Pay and Performance Unit Compensation shall be credited in a single sum. Any deferral will be credited to the Plan as soon as administratively practicable after the date on which the amount, absent deferral, would be payable to the Participant.

            (g) A Deferral Election with respect to salary shall expire as of the last day of the calendar year that includes the first day on which any amount, absent deferral, would be paid to the Eligible Executive and a Deferral Election with respect to Annual Incentive Pay or Performance Unit Compensation shall expire as of the date on which the Annual Incentive Pay or Performance Unit Compensation that is the subject of the Deferral Election is credited under the Plan.

          3.2 OPTIONS FOR STOCK UNITS. A Participant who holds an option for Corporation common stock that was awarded to him or her under any plan maintained by the Corporation may elect, to the extent permitted under that plan or otherwise by the Committee, to convert all or part of that option to an Option for Stock Units in accordance with the provisions of this Section 3.2.

            (a) ELECTION TO CONVERT OPTION. A Participant can elect to convert all or a portion of an outstanding option to an Option for Stock Units by providing written notice to the Corporation, which must be received by the Corporate Executive Compensation Department, at least six months before the expiration date of the option. The election must specify the number of shares of Corporation common stock subject to the option that are to become subject to the Option for Stock Units. The election must also specify the date on which the Stock Units to be credited to the Participant's Account upon the exercise of the Option for Stock Units are to be paid to the Participant; such date may be (1) the Participant's termination of active employment (including as a result of retirement, onset of long term disability or other reason for termination) with the Corporation or (2) a specific date (which may be determined by reference to the Participant's termination of employment (by retirement or otherwise) or by reference to the date of the Participant's exercise of the Option for Stock Units).

            (b) EXERCISE OF OPTIONS FOR STOCK UNITS. A Participant may not exercise an Option for Stock Units until the expiration of the six-month period beginning on the date on which the Participant's option is converted to an Option for Stock Units. Thereafter, but only until the expiration of the period during which the option that the Participant converted to an Option for Stock Units could, in accordance with its original terms be exercised, a Participant may exercise Options for Stock Units by providing written notice of exercise to the place designated by the Committee. At the time of the exercise of an Option for Stock Units, the Participant must certify to the Corporation or its designee that he or she currently owns shares of Corporation common stock sufficient to pay the aggregate option price and, if the shares were acquired for services to the Corporation that he or she has held those shares for at least six months.

            (c)   EFFECT OF EXERCISE.
                  (1) As soon as practicable following receipt of a Participant's notice of exercise under Section 3.2(b), Stock Units will be credited to the Participant's Account. The number of Stock Units to be so credited will be equal to (A) the difference between (i) the aggregate Fair Market Value (as defined in the Unisys 1990 Long-Term Incentive Plan) on the date of exercise of the shares of Corporation common stock relating to the portion of the Option for Stock Units that the Participant has elected to exercise and (ii) the sum of (a) the aggregate exercise price and (b) any Social Security, Medicare or state or local income tax required to be withheld with respect to the exercise, divided by (B) the Fair Market Value (as defined in the Unisys 1990 Long-Term Incentive Plan) of a share of Corporation common stock on the date of exercise.

                  (2) Notwithstanding a Participant's election of a payment date under Section 3.2(a), if the Participant exercises an Option for Stock Units later than two years before the payment date elected, the Stock Units credited to his or her Account as a result of the exercise will be paid as soon as practicable after the second anniversary of the date of exercise.

            (d) EFFECT OF TERMINATION OF EMPLOYMENT. If a Participant terminates employment before exercising an Option for Stock Units, the Option for Stock Units will remain exercisable to the extent that the option that the Participant converted to the Option for Stock Units would have remained exercisable absent conversion. If, however, the Participant (or his or her Beneficiary) subsequently exercises the Option for Stock Units after his or her Account Balance has been paid or has begun to be paid as a result of his or her termination of employment, the Stock Units acquire upon such exercise will be distributed immediately. If the Participant (or his or her Beneficiary) fails to exercise the Option for Stock Units before the date on which the option that the Participant converted to an Option for Stock Units would have expired or terminated, then the Participant's (or Beneficiary's) right to exercise the Option for Stock Units will likewise terminate.

          3.3 PAYMENT OF FICA AND OTHER TAXES. Generally, any FICA or other taxes that are payable by the Eligible Executive and are required to be withheld by the Corporation during any period with respect to amounts deferred under the Plan pursuant to Section 3.1 above during such period shall be withheld from the compensation otherwise currently payable to the Eligible Executive during the period. To the extent that, as a result of a Deferral Election, the compensation currently payable to an Eligible Executive during any period is insufficient to permit an amount equal to the FICA and other taxes that are payable by the Eligible Executive, and required to be withheld by the Corporation, during that period to be withheld from such current compensation, the Eligible Executive's Account Balance shall be reduced by an amount equal to the sum of (a) the difference between the amount of FICA and other taxes payable by the Eligible Executive, and required to be withheld by the Corporation, during the period and the amount of compensation otherwise currently payable to the Eligible Executive during the period and (b) any additional Federal, state and local income taxes payable by the Eligible Executive with respect to the reduction in his or her Account Balance made pursuant to this Section 3.3.

                            ARTICLE IV
                     CORPORATION CONTRIBUTIONS


          4.1 CORPORATION CONTRIBUTIONS. The Corporation may make Corporation Contributions to a Participant's Corporation Contributions Account from time to time.

          4.2 VESTING. Participants will vest in their Corporation Contributions Accounts according to the schedule established by the Corporation when the Corporation Contribution is made to that Corporation Contributions Account. If a Participant dies while employed by the Corporation, the Participant will be fully vested in all his Corporation Contributions Accounts, if any.

                            ARTICLE V
                  TREATMENT OF DEFERRED AMOUNTS

          5.1 MEMORANDUM ACCOUNT. The Corporation shall establish on its books a separate Account for each Participant for each calendar year in which the Participant defers amounts pursuant to a Deferral Election. In addition, Corporation Contributions, if any, will be credited to a Participant's Account and recorded in a separate Corporation Contributions Account therein. Further, when a Participant acquires any Deferred Stock Units, those Deferred Stock Units will be credited to his or her Account. Performance Unit Compensation will be credited to the Participant's Account as Stock Units. As of each Valuation Date, incremental amounts determined in accordance with Section 5.2 will be credited or debited to each Participant's Account. Any payments made to or on behalf of the Participant and for his or her Beneficiary shall be debited from the Account. No assets shall be segregated or earmarked in respect to any Account and no Participant or Beneficiary shall have any right to assign, transfer, pledge or hypothecate his or her interest or any portion thereof in his or her Account. The Plan and the crediting of Accounts hereunder shall not constitute a trust or a funded arrangement of any sort and shall be merely for the purpose of recording an unsecured contractual obligation of the Corporation.

          5.2   INVESTMENT MEASUREMENT OPTIONS.

            (a) Subject to the provisions of this Section 5.2, a Participant's Account shall be credited or debited with amounts equal to the amounts that would be earned or lost with respect to the Participant's Account Balance (including, with respect to Stock Units, dividend equivalents and other adjustments) if amounts equal to that Account Balance were actually invested in the Investment Measurement Options in the manner specified by the Participant.

            (b) Each Eligible Executive may elect, at the same time as a Deferral Election is made, to have one or more of the Investment Measurement Options applied to current deferrals. Such election with respect to current deferrals may be changed at any time upon appropriate notice to the Plan recordkeeper

            (c)   Subject to the restrictions described in subsection
(e), a Participant may elect to change the manner in which Investment Measurement Options apply to existing Account Balances. Such an election will be effective as soon as practicable after the Participant has provided appropriate notice to the Plan recordkeeper.

            (d) Notwithstanding anything to the contrary in the Plan, Deferred Stock Units credited to a Participant's Account as the result of the Participant's exercise of an Option for Stock Units or the deferral of Performance Unit Compensation may not be credited with any Investment Measurement Option.

            (e)   The following rules apply to Investment Measurement
Options.

                  (1) The percentage of a Participant's current deferrals and/or Account Balance to which a specified Investment Measurement Option is to be applied must be in integral multiples of one percent (1%). The Participant may change the specified Investment Measurement Options which shall apply to his or her Account(s) on any business day as of which the Plan's recordkeeper is open for business. Changes in a specified Investment Measurement Option with respect to a Participant's Account will be effective as soon as administratively practicable following receipt of the Participant's election.

                  (2) To the extent that a Participant has not specified an Investment Measurement Option to apply to all or a portion of his or her current deferrals and/or Account Balance, the Insurance Contract Fund or such other fund as designated by the Committee from time to time shall be deemed to be the applicable Investment Measurement Option.

                  (3) The chosen Investment Measurement Option or Options shall apply to deferred amounts on and after the date on which such amounts are credited to the Participant's Account.

            (f) The Committee shall have the authority to modify the rules and restrictions relating to Investment Measurement Options (including the authority to change such Investment Measurement Options prospectively) as it, in its discretion, deems necessary and in accord with the investment practices in place under the USP.

                            ARTICLE VI
                   PAYMENT OF DEFERRED AMOUNTS

          6.1 FORM AND TIME OF PAYMENT. The benefits to which a Participant or a Beneficiary may be entitled under the Plan shall be paid in accordance with this Section 6.1.

            (a) All payments under the Plan shall be made in cash, provided, however, that unless otherwise provided by the Committee, Stock Units shall be paid in shares of Unisys common stock.

            (b) Except as otherwise provided in Sections 6.3 and 6.4, payment of a Participant's Account Balance (other than with respect to his Deferred Stock Units) shall commence as of the Valuation Date next following the date or dates specified in the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections, provided, however, that where the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections specify that payments with respect to a Participant's Account Balance are to commence as of a specified date or specified dates not determined by reference to the Participant's termination of employment and the Participant terminates employment with the Corporation prior to such date or dates, payment of the portion of the Participant's Account Balance that was deferred to such date or dates shall commence as of the Valuation Date next following the Participant's termination of employment, but in the same form specified in the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections.

            (c) All payments shall be made in the form or forms specified in the Participant's Deferral Election or Elections or (where applicable) the Participant's Revised Election or Elections.

            (d) To the extent a Participant has not specified the form or time of payment of his or her Account Balance, payment will be made in a single sum as soon as administratively practicable, but within 90 days, after the first Valuation Date following the Participant's termination of employment (by retirement or otherwise) with the Corporation.

            (e) Where a Participant has elected payment in the form of annual installments, each installment payment after the initial installment payment shall be made on or about March 31 of each year following the year in which the first installment was paid. With respect to each Deferral Election made by a Participant, the amount of each annual installment payment to be made to a Participant or Beneficiary under such Deferral Election shall be determined by dividing the portion of the Participant's Account Balance attributable to such Deferral Election as of the latest Valuation Date preceding the date of payment by the number of installments remaining to be paid under such Deferral Election.

            (f)   Notwithstanding any Deferral Election made by the
Participant:

                  (1) If the Participant terminates employment (by retirement, by onset of a long term disability or otherwise) before the specific date as of which a Participant's Account Balance is scheduled to be paid to the Participant, the Participant's election with respect to the time of commencement of payment will be accelerated until the date as of which the Participant terminated employment.

                  (2) If a Participant terminates employment (by reason of retirement, long term disability or otherwise) after beginning to receive any portion of an Account Balance that was to be paid to the Participant as of a specific date, the remaining Account Balance shall be distributed in accordance with the distribution election in effect at the time of the Participant's termination of employment.

                  (3) If the balance in all of a Participant's Accounts is less than $25,000 at the time of a Participant's termination of employment (by retirement or otherwise), the balance in all the Participant's Accounts shall be paid to the Participant in a single sum.

                  (4) Any portion of a Participant's Account Balance that has not been paid to the Participant as of the date of his or her death shall be paid to the Participant's Beneficiary in a single sum as soon as administratively practicable after the Valuation Date following the date on which the Corporation receives notification of the Participant's death.

          6.2   REVISED ELECTION.

            (a) Pursuant to a Revised Election, a Participant may specify:

                  (1) a date for the commencement of the payment of the Participant's Account Balance that is either the date of the Participant's termination of employment (by retirement or otherwise) or a date at least one year after the date specified in the Participant's applicable Deferral Election; and/or

                  (2) a form of payment that calls for a greater number of annual installment payments than that specified in the Participant's applicable Deferral Election, or a number of annual installment payments where the Participant specified a single sum payment in his or her applicable Deferral Election.

                  (3) Notwithstanding the foregoing, an Eligible Executive may not elect a time of benefit commencement and/or a form of payment to the extent that such an election would cause any payments to be made after the March 31 first following the date that is 20 years after the date of the Eligible Executive's termination of employment.

            (b) A Participant may only make three Revised Elections with respect to each of the Participant's Accounts.

            (c)   To be effective, a Revised Election must be:

                  (1) made in writing by the Participant on a form furnished for such purpose by the Corporate Executive Compensation Department;

                  (2) submitted to the Corporate Executive Compensation Department on or before the date that is three months and one day before the date on which the portion of the Participant's Account Balance that is the subject of the Revised Election would, absent the Revised
Election, first become payable; and

                  (3) approved by the Corporate Executive Compensation Department. A Revised Election will be deemed to have been approved by the Corporate Executive Compensation Department if it is not disapproved by the Corporate Executive Compensation Department within ten days of the date on which it is received.

          6.3   SPECIAL PAYMENTS.

            (a) Notwithstanding any other provision of the Plan to the contrary, a Participant may receive payment of all or a portion of the balance in one or more of his or her Accounts as soon as administratively practicable following the receipt by the Corporate Executive Compensation Department of the Participant's written request for such payment. The Participant's election may specify the Account or Accounts from which the payment is to be made.

            (b) As a condition of receiving any payment made pursuant to Subsection 6.3(a), a Participant will be required to pay to the Corporation an amount equal to eight percent of the amount of the payment made pursuant to Subsection 6.3(a), which payment shall generally be deducted from the amount otherwise payable to the Participant under Subsection 6.3(a), and the Participant will be subject to suspension of the Participant's further participation in the Plan or any equivalent plan or plans maintained by the Corporation or a subsidiary of the Corporation until the last day of the first full calendar year that follows the date on which the Participant submits his request for payment under this Subsection 6.3(b).

            (c) If a Participant receives a payment of less than the entire balance in any of his or her Accounts from which payment is being made pursuant to Subsection 6.3(a), the portion of the Participant's Account Balance to which each Investment Measurement Option is applied shall be reduced proportionately so that the Investment Measurement Options apply to the Participant's Account Balance in the same percentages immediately before and immediately after the payment.

            (d) Notwithstanding any provision of the Plan to the contrary, in the event the Committee determines that any portion of a Participant's Account Balance is the subject of a final determination by the Internal Revenue Service that such portion is includible in the Participant's taxable income, the Participant's Account Balance shall be distributed to the extent it is so includible. All income taxes and related interest and penalties associated with credits to or distributions from a Participant's Account shall be borne by the Participant.

          6.4 ACCELERATION OF PAYMENT. Notwithstanding any other provision of this Plan to the contrary, the Committee in its sole discretion may accelerate the payment of Account Balances to all or any group of similarly situated Participants or Beneficiaries, whether before or after the Participants' termination of service, in response to changes in the tax laws or accounting principles.

                            ARTICLE VII
                           MISCELLANEOUS

          7.1 AMENDMENT. The Board may modify or amend, in whole or in part, any of or all the provisions of the Plan, or suspend or terminate it entirely; provided, however, that any such modification, amendment, suspension or termination may not, without the Participant's consent, adversely affect any deferred amount credited to him or her for any period prior to the effective date of such modification, amendment, suspension or termination. The Plan shall remain in effect until terminated pursuant to this provision.

          7.2 ADMINISTRATION. The Committee shall have the sole authority to interpret the Plan and in its discretion to establish and modify administrative rules for the Plan, including (but not limited to) establishing rules regarding elections, investments and distributions. All expenses and costs in connection with the operation of this Plan shall be borne by the Corporation. The Corporation shall have the right to deduct from any payment to be made pursuant to this Plan any federal, state or local taxes required by law to be withheld, and any associated interest and/or penalties.

          7.3 GOVERNING LAW. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania except as such laws may be superseded by the federal law.

          7.4 UNFUNDED PLAN. It is intended that the Plan constitute an "unfunded" plan for deferred compensation. The Corporation may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan; provided, however, that, unless the Corporation otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan. Any liability of the Corporation to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

                            ARTICLE VIII
                     TRANSFER OF ACCOUNT BALANCE

          8.1 TRANSFER TO DIRECTOR'S PLAN. Notwithstanding any election of form of payments made hereunder, a Participant who, following his termination of employment with the Corporation will be eligible to participate in the Directors' Plan, may elect at any time prior to the date that is three months and one day before the Participant's termination of employment to transfer all or any portion of his Account Balance to the Directors' Plan. Such transfer must occur prior to the date that payments of the Participant's Account Balance would otherwise be made, or commence, hereunder. Upon transfer, the Participant's Account Balance (or the portion thereof transferred) will be subject to the terms and conditions of the Directors' Plan; provided, however, that any election of form of payment made under the Directors' Plan with respect to the amount transferred may not provide for a form of payment that is in any way more rapid than the form of payment in effect under this Plan with respect to such amounts immediately prior to transfer to the Directors' Plan. Valuation of the Account Balance (or the portion thereof) to be transferred shall be made consistent with the valuation provisions described in Article V. Upon transfer, the Participant's (or his or her Beneficiary's) rights hereunder with respect to the amounts transferred shall cease.